March 27, 2008

Paradigm Capital Inc.

95 Wellington Street West

Suite 2101

Toronto, Ontario  M5J 2N7

Re:  IntelGenx Technologies Corp. - Lock-Up Agreement

Gentlemen:

The undersigned, the ● [insert position] and a securityholder of IntelGenx Technologies Corp. (the “Corporation”), understands that Paradigm Capital Inc. (the “Agent”), has entered into an agency agreement (the “Agency Agreement”) with the Corporation providing for a private placement offering (the “Offering”) of units comprised of a common share of the Corporation and one common share purchase warrant as more particularly described in the Agency Agreement.

The undersigned hereby agrees that during the period beginning from the date hereof and ending four months and one day from the closing of the Offering (the “Lock-Up Period”), the undersigned will not, directly or indirectly, offer, sell, negotiate contract to sell, transfer, assign, pledge, mortgage, encumber, grant any option to purchase, make any short sale or otherwise dispose of any common shares of the Corporation, or any options or warrants to purchase any common shares of the Corporation, or any securities convertible into, exchangeable for, or that represent the right to receive, common shares of the Corporation, now owned directly or indirectly by the undersigned, or under control or direction of the undersigned or with respect to which the undersigned has beneficial ownership (collectively, the “Undersigned’s Securities”) or enter into any swap, forward or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Undersigned’s Securities (regardless of whether any such arrangement is to be settled by the delivery of securities of the Corporation, securities of another person, cash or otherwise) or agree to do any of the foregoing or publicly announce any intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may sell, contract to sell, transfer, assign, pledge or otherwise dispose of any of the Undersigned’s Securities during the Lock-Up Period with the prior written consent of Paradigm Capital Inc., such consent not to be unreasonably withheld.

The undersigned understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns, and shall enure to the benefit of the Corporation, the Agent and their legal representatives, successors and assigns.

Very truly,

[Name]

[Title]